Exhibit 10.9

SECOND ADDENDUM TO THE SHARE PURCHASE AGREEMENT

THIS SECOND ADDENDUM TO THE SHARE PURCHASE AGREEMENT (this “Second Addendum”) is made as of the 23 day of December 2021 by and between Polyrizon Ltd., a company incorporated under the laws of the state of Israel, whose principal address is at 5 Ha- Tidhar St., Ra’anana, Israel (the “Company”) and Medigus Ltd., a company incorporated under the laws of the state of Israel, whose principle address is at 3 HaNechoshet Street, building B, 6971068, Tel Aviv, Israel (the “Purchaser”). The Company and the Purchaser shall hereinafter be collectively referred to as the “Parties” and individually referred to as a “Party”.

WHEREAS, the Parties entered into a Share Purchase Agreement dated July 15th, 2020 (the “SPA”); and

WHEREAS, the Parties entered into an addendum to the SPA dated December 15, 2021 (the “First Addendum”);

WHEREAS, subject to the terms and conditions of this Second Addendum, the Parties have agreed to change the terms of the First Addendum as further detailed in this Second Addendum.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Capitalized terms used and not defined herein shall have the meanings ascribed to them in the SPA and the First Addendum.

2.	The parties agree to amend Section F of the First Addendum with regards to the number of Ordinary Shares exercisable under the Original Option so that in any event, the Purchaser will only be entitled to the number of Ordinary Shares set out below. Therefore, Section F of the First Addendum shall be replaced in its entirety as follows:

F.	“The Parties further agree that the Original Option is exercisable to a total number of 3,107,223 Ordinary Shares, subject to the adjustments under Section (C) above. Other than technical adjustments under Section C above, the total number of shares detailed in this Section F which may be granted upon exercising the Original Option will not be subject to any other adjustments.”

Miscellaneous.

3.	All other terms and provisions of the SPA and\or the First Addendum, not specifically amended herein, shall remain in full force and effect, and shall continue to apply mutatis mutandis to the provisions detailed herein.

4.	Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Second Addendum and the intentions of the Parties as reflected thereby.

5.	This Second Addendum shall be governed by and construed in accordance with the laws of the State of Israel, excluding the body of law pertaining to conflict of law. Any disputes arising under or in relation to this Second Addendum shall be resolved exclusively by the competent courts of Tel-Aviv.

6.	This Second Addendum may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

[Signature Page to Follow]

Signature Page of Second Addendum to the Share Purchase Agreement of Polyrizon Ltd.

IN WITNESS WHEREOF, the parties have executed this Second Addendum on the date first appearing above:

THE COMPANY:

/s/ Tomer Izraeli

28th Dec 2021

POLYRON LTD.

By:	Tomer Izraeli
Title:	CEO

THE PURCHASER:

/s/ Eli Yoresh /s/ Liron carmel
MEDIGUS LTD.

By:	Eli Yoresh, Liron carmel
Title: